                                                                             11b

                         AMENDMENT TO SERVICES AGREEMENT

     Effective March 1, 1999, Schedule 6.1, of the Services Agreement made August 15, 1996 by and among Delaware Management Holdings, Inc., Delaware Service Company, Inc., Lincoln National Life Insurance Company, and each of the investment companies listed on Exhibit A, is hereby amended in its entirety by substituting the attached fee schedule for the one in the original agreement.

     All other terms and conditions of the Services Agreement remain in full force and effect.

     In witness whereof, each of the parties hereto has caused this Amendment to be executed in its name and behalf by its duly authorized officer on the date specified below.

Date:  4/6/99                           Lincoln National Life Insurance Company


                                        By:  /s/ Keith J. Ryan
                                           -------------------------------------
                                             Keith J. Ryan, Senior Vice
                                             President,
                                             Chief Financial Officer and
                                             Assistant Treasurer

Date:  5/5/99                           Delaware Management Holdings, Inc.


                                        By:  /s/ David K. Downes
                                           -------------------------------------

                                        Title:   Executive Vice President/Chief
                                              ----------------------------------
                                                 Operating Officer
                                                 -------------------------------

Date:  5/3/99                           Delaware Service Company, Inc.


                                        By:  /s/ Michael P. Bishof
                                           -------------------------------------

                                        Title:   Senior Vice President &
                                              ----------------------------------
                                                 Treasurer
                                                 -------------------------------

Date:  3/31/99                          Lincoln National Aggressive Growth
                                        Fund, Inc.
                                        Lincoln National Bond Fund, Inc.
                                        Lincoln National Capital Appreciation
                                        Fund, Inc.
                                        Lincoln National Equity-Income Fund,
                                        Inc.
                                        Lincoln National Global Asset
                                        Allocation Fund, Inc.
                                        Lincoln National Growth and Income
                                        Fund, Inc.
                                        Lincoln National International Fund,
                                        Inc.
                                        Lincoln National Managed Fund, Inc.
                                        Lincoln National Money Market Fund,
                                        Inc.
                                        Lincoln National Social Awareness
                                        Fund, Inc.
                                        Lincoln National Special Opportunities
                                        Fund, Inc.


                                        By:  /s/ Kelly D. Clevenger
                                           -------------------------------------
                                             Kelly D. Clevenger

                                        In his capacity as President of each
                                        of the above named Funds.

Separate Accounts Schedule
September 30, 1998

                         FIRST CLASS OF  EACH ADD SH  100MM TO  *500 MM &  *750 MM &
                         SHARE MINIMUM   CLASS        500 MM    **750 MM   **1 BILLION *1 BILLION
                         --------------  -----------  --------  ---------  ----------  -----------
EF   EQUITY FUND              33,000.00     2,200.00    0.0175%    0.0150%     0.0125%      0.0100%
FX   FIXED INCOME FUND        33,000.00     2,200.00    0.0175%    0.0150%     0.0125%      0.0100%
IF   INTERNATIONAL FUND       33,000.00     2,200.00    0.0475%    0.0450%     0.0400%      0.0350%
MM   MONEY MARKET FUND        33,000.00     2,200.00    0.0125%    0.0125%     0.0125%      0.0100%

                           Monthly                                                     Number of
     Account Name       Average Assets     Annual Fees    Class Fees     Total Fees      Classes
     --------------   ------------------   ------------   -----------   ------------   ---------
EF   S/A 3            $       427,913.52   $  33,000.00   $      0.00   $   2,750.00           1
EF   S/A 11           $   666,007,412.16   $ 130,000.93   $ 11,000.00   $  11,750.08           6
FX   S/A 12           $   471,075,637.38   $  97,938.24   $ 11,000.00   $   9,078.19           6
MM   S/A 14           $   198,693,487.35   $  45,336.69   $ 11,000.00   $   4,694.72           6
EQ   S/A 17           $   324,830,744.73   $  72,345.38   $ 11,000.00   $   6,945.45           6
FX   S/A 20           $    96,864,260.44   $  33,000.00   $ 11,000.00   $   3,666.67           6
IF   S/A 22           $   153,025,814.48   $  58,187.26   $ 11,000.00   $   5,765.61           6
EF   S/A 23           $   505,937,563.25   $ 103,890.63   $ 11,000.00   $   9,574.22           6
EF   S/A 24           $   136,898,762.14   $  39,457.28   $ 11,000.00   $   4,204.77           6
FX   S/A 25           $    22,839,223.65   $  33,000.00   $      0.00   $   2,750.00           1
FX   S/A 26           $    45,198,946.29   $  33,000.00   $  8,800.00   $   3,483.33           5
FX   S/A 27           $    11,881,990.38   $  33,000.00   $      0.00   $   2,750.00           5
EF   S/A 28           $   182,021,414.45   $  47,353.75   $ 11,000.00   $   4,862.81           6
FX   S/A 47           $   101,970,390.58   $  33,344.82   $      0.00   $   2,778.73           1
EF   VA Fund A        $   122,835,709.15   $  36,996.25   $  2,200.00   $   3,266.35           2
                      ------------------   ------------   -----------   ------------   ---------
     Total Separate   $ 3,040,509,269.95                                $  78,320.94          69
     Account Fees

--------------------------------------------------------------------------------
Proposed Fee Schedule for Lincoln Life for 1999
-----------------------------------------------
Flat Fee for up to 15 Non Fund of Fund Accounts                      $   800,000
Flat Fee for up to 1,200 Fund of Fund Accounts                       $ 2,000,000
                                                                     -----------
Total Annual Fees                                                    $ 2,800,000
                                                                     -----------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Annualized Savings to Lincoln Life with Projected Growth             $ 1,103,200
                                                                     ===========
--------------------------------------------------------------------------------

---------------------
Proposed Fee Schedule
---------------------

                            FIRST $100          $100         $500          $1           $5           $8
                               Million    Million to   Million to  Billion to   Billion to   Billion to         Over
                            or MINIMUM  $500 Million   $1 Billion  $5 Billion   $8 Billion  $10 Billion  $10 Billion
                            ----------  ------------  -----------  ----------  -----------  -----------  -----------
(EF)  EQUITY FUND           $   65,000        0.0375%      0.0350%     0.0300%      0.0250%      0.0200%      0.0100%
(FX)  FIXED INCOME FUND     $   65,000        0.0375%      0.0350%     0.0300%      0.0250%      0.0200%      0.0100%
(IF)  INTERNATIONAL FUND    $   87,000        0.0600%      0.0600%     0.0600%      0.0550%      0.0400%      0.0300%
(MM)  MONEY MARKET FUND     $   65,000        0.0375%      0.0350%     0.0300%      0.0250%      0.0200%      0.0100%
(MS)  MULTIPLE SLEEVE FUND  $  100,000        0.0700%      0.0650%     0.0600%      0.0550%      0.0400%      0.0300%

*  less than or equal to
** more than or equal to

                                                                    Fee as
Fund                           Monthly Average     Annualized    a Percentage
Type  Fund                         Assets             Fee         of Assets
----  -----------------------  ----------------  --------------  ------------
(EQ)  Aggressive Growth        $    308,367,238  $   143,137.71        0.0464%
(FX)  Bond Fund                $    362,200,636  $   163,325.24        0.0451%
(EQ)  Capital Appreciation     $    702,648,534  $   285,926.99        0.0407%
(EQ)  Equity Income            $    959,666,008  $   375,883.10        0.0392%
(EQ)  Growth and Income Fund   $  4,099,178,594  $ 1,319,753.58        0.0322%
(IF)  International Fund       $    490,692,137  $   321,415.28        0.0655%
(EQ)  Managed Fund             $    944,463,345  $   370,562.17        0.0392%
(MM)  Money Market             $    131,586,637  $    76,844.99        0.0584%
(MS)  Global Asset Allocation  $    477,231,874  $   364,062.31        0.0763%
(EQ)  Social Awareness Fund    $  1,769,015,108  $   620,704.53        0.0351%
(EQ)  Special Opportunities    $    878,849,370  $   347,597.28        0.0396%
                               ----------------  --------------  ------------
      Total Funds              $ 11,123,899.481  $ 4,389,213.18        0.0395%
                               ----------------  --------------  ------------

                                                Proposed
     Comparison of            Current Fee         Fee In   Change
     Fee Schedules        in Basis Points   Basis Points   in Fee
-----------------------   ---------------   ------------   ------
Aggressive Growth                  0.0464%        0.0464%  0.0000%
Bond Fund                          0.0451%        0.0451%  0.0000%
Capital Appreciation               0.0407%        0.0407%  0.0000%
Equity Income                      0.0381%        0.0392%  0.0011%
Growth and Income Fund             0.0243%        0.0322%  0.0079%
International Fund                 0.0655%        0.0655%  0.0000%
Managed Fund                       0.0382%        0.0392%  0.0010%
Money Market                       0.0584%        0.0584%  0.0000%
Global Asset Allocation            0.0657%        0.0763%  0.0106%
Social Awareness Fund              0.0300%        0.0351%  0.0051%
Special Opportunities              0.0388%        0.0396%  0.0007%
Total Funds                        0.0351%        0.0395%  0.0044%